Exhibit 99.1

Red Hat Reports Third Quarter Results for Fiscal Year 2017

  Third quarter total revenue of $615 million, up 18% year-over-year or 17% in constant currency
  Third quarter total subscription revenue of $543 million, up 19% year-over-year or 18% in constant currency
  Third quarter Application development-related and other emerging technology revenue of $112 million, up 33% year-over-year or 32% in constant currency

RALEIGH, N.C.--(BUSINESS WIRE)--December 21, 2016--Red Hat, Inc. (NYSE: RHT), the world's leading provider of open source solutions, today announced financial results for the third quarter of fiscal year 2017 ended November 30, 2016.

“Enterprise and service provider customers continue to adopt a hybrid cloud strategy for developing, deploying and managing the life-cycle of their critical applications. Red Hat is uniquely positioned to address this need. In aggregate, customers utilizing our cloud-enabling technologies either on-premise or in the public cloud are spending more with Red Hat than customers that have not yet embraced our cloud-enabling technologies," said Jim Whitehurst, President and Chief Executive Officer of Red Hat.

CFO Transition: Frank Calderoni notified Red Hat of his decision to step down as Executive Vice President, Operations and Chief Financial Officer of Red Hat, effective in late January 2017, to enable him to accept a chief executive officer position at another company. Mr. Calderoni has indicated that he would make himself available to Red Hat after the effective date of the resignation for transitional support, as needed. Jim Whitehurst, President and CEO, after consulting with the Board of Directors of Red Hat, announced that upon Mr. Calderoni’s resignation in January, Red Hat intends to appoint Eric Shander, Vice President, Finance and Accounting and our principal accounting officer, to act as the CFO of Red Hat, pending a decision on a permanent replacement.

Jim Whitehurst said, “Our warm thanks to Frank for his contributions to Red Hat and for helping prepare Red Hat for the rich business opportunity we have before us.”

Frank Calderoni said, “I want to thank the associates around the globe for the opportunity to be part of the Red Hat team. I am most proud of the leadership team we were able to build. We also enhanced the strong operational and financial foundation that has enabled the company’s continued growth. Red Hat is an exceptional company and well positioned to continue to leverage the broad transformation that is occurring in the IT industry.”

Revenue: Total revenue for the quarter was $615 million, up 18% in U.S. dollars year-over-year, or 17% measured in constant currency. Constant currency references in this release are detailed in the tables below. Subscription revenue for the quarter was $543 million, up 19% in U.S. dollars year-over-year, or 18% measured in constant currency. Subscription revenue in the quarter was 88% of total revenue.

Subscription Revenue Breakout: Subscription revenue from Infrastructure-related offerings for the quarter was $431 million, an increase of 16% in U.S. dollars year-over-year and 14% measured in constant currency. Subscription revenue from Application development-related and other emerging technologies offerings for the quarter was $112 million, an increase of 33% in U.S. dollars year-over-year and 32% measured in constant currency.

Operating Income: GAAP operating income for the quarter was $81 million, up 17% year-over-year. After adjusting for non-cash share-based compensation expense, amortization of intangible assets, and transaction costs related to business combinations, non-GAAP operating income for the third quarter was $143 million, up 16% year-over-year. Non-GAAP references in this release are detailed in the tables below. For the third quarter, GAAP operating margin was 13.1% and non-GAAP operating margin was 23.3%.

Net Income: GAAP net income for the quarter was $68 million, or $0.37 per diluted share, compared with $47 million, or $0.25 per diluted share, in the year-ago quarter. During the third quarter of fiscal year 2017, GAAP net income and earnings per diluted share benefited by $6 million and approximately $0.03, respectively, from the adoption of Accounting Standards Update 2016-09 ("ASU 2016-09") in the first quarter of fiscal year 2017.

After adjusting for non-cash share-based compensation expense, amortization of intangible assets, transaction costs related to business combinations, and non-cash interest expense related to the debt discount, non-GAAP net income for the quarter was $111 million, or $0.61 per diluted share, as compared to $89 million, or $0.48 per diluted share, in the year-ago quarter. Non-GAAP diluted weighted average shares outstanding excludes any dilution resulting from the convertible notes because any potential dilution is expected to be offset by our convertible note hedge transactions.

Cash: Operating cash flow was $136 million for the third quarter, a decrease of 8% on a year-over-year basis. Total cash, cash equivalents and investments as of November 30, 2016 was $2.0 billion after repurchasing approximately $125 million, or approximately 1.6 million shares, of common stock in the third quarter. The remaining balance in the current repurchase authorization as of November 30, 2016 was approximately $775 million.

Deferred revenue: At the end of the third quarter, the company’s total deferred revenue balance was $1.7 billion, an increase of 15% year-over-year. The full year positive impact to total deferred revenue from changes in foreign exchange rates was $9 million year-over-year. On a constant currency basis, total deferred revenue would have been up 14% year-over-year.

Outlook: Red Hat’s outlook assumes current foreign currency exchange rates, which have weakened since the outlook provided on September 21, 2016, and current business conditions.

For the full year:

  Revenue guidance is expected to be $2.397 billion to $2.405 billion in U.S. dollars.
  GAAP operating margin is expected to be approximately 13.5% and non-GAAP operating margin is expected to be approximately 23.0%.
  Fully diluted GAAP earnings per share (EPS) is expected to be approximately $1.33 per share. Fully diluted non-GAAP EPS is expected to be approximately $2.27 per share. Both GAAP and non-GAAP EPS assume a $1 million to $2 million per quarter forecast for other income. Both GAAP and non-GAAP EPS also assume an estimated annual effective tax rate of 27% before discrete tax items and 183 million fully diluted shares outstanding.
  Operating cash flow guidance range is expected to be approximately $770 million to $785 million.

For the fourth quarter:

  Revenue guidance is $614 million to $622 million.
  GAAP operating margin is expected to be approximately 14.0% and non-GAAP operating margin is expected to be approximately 24.0%.
  Fully diluted GAAP EPS is expected to be approximately $0.33 per share. Fully diluted non-GAAP EPS is expected to be approximately $0.61. Both GAAP and non-GAAP EPS assume a $1 million to $2 million forecast for other income. Both GAAP and non-GAAP EPS also assume an estimated annual effective tax rate of 27% before discrete tax items and 181 million fully diluted shares outstanding.

GAAP to non-GAAP reconciliation:

Full year non-GAAP operating margin guidance is derived by subtracting the estimated full year impact of non-cash share-based compensation expense of approximately $195 million, amortization of intangible assets of approximately $32 million, and transaction costs related to business combinations of $2 million. Full year fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and the full year impact of non-cash interest expense related to the debt discount of approximately $19 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, full year fully diluted non-GAAP EPS excludes approximately $16 million of discrete tax benefits related to share-based compensation that are included in full year fully diluted GAAP EPS.

Fourth quarter non-GAAP operating margin guidance is derived by subtracting the estimated impact of non-cash share-based compensation expense of approximately $54 million and amortization of intangible assets of approximately $8 million. Fourth quarter fully diluted non-GAAP EPS guidance is derived by subtracting the expenses listed in the previous sentence and non-cash interest expense related to the debt discount of approximately $5 million and an estimated annual effective tax rate of 27% before discrete tax items. Additionally, fourth quarter fully diluted non-GAAP EPS excludes approximately $1 million of discrete tax benefits related to share-based compensation that are included in fourth quarter fully diluted GAAP EPS.

Webcast and Website Information

A live webcast of Red Hat's results will begin at 5:00 pm ET today. The webcast, in addition to a copy of our prepared remarks and slides containing financial highlights and supplemental metrics, can be accessed by the general public at Red Hat's investor relations website at http://investors.redhat.com. A replay of the webcast will be available shortly after the live event has ended. Additional information on Red Hat's reported results, including a reconciliation of the non-GAAP adjusted results, are included in the financial tables below.

About Red Hat, Inc.

Red Hat is the world's leading provider of open source software solutions, using a community-powered approach to provide reliable and high-performing cloud, Linux, middleware, storage and virtualization technologies. Red Hat also offers award-winning support, training, and consulting services. As a connective hub in a global network of enterprises, partners, and open source communities, Red Hat helps create relevant, innovative technologies that liberate resources for growth and prepare customers for the future of IT. Learn more at http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the ability of the Company to compete effectively; the ability to deliver and stimulate demand for new products and technological innovations on a timely basis; delays or reductions in information technology spending; the integration of acquisitions and the ability to market successfully acquired technologies and products; fluctuations in exchange rates; the effects of industry consolidation; uncertainty and adverse results in litigation and related settlements; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; the ability to meet financial and operational challenges encountered in our international operations; ineffective management of, and control over, the Company's growth and international operations; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission's website at http://www.sec.gov), including those found therein under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations". In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic and political conditions, governmental and public policy changes and the impact of natural disasters such as earthquakes and floods. The forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of this press release.

Red Hat and the Shadowman logo are trademarks or registered trademarks of Red Hat, Inc. or its subsidiaries in the U.S. and other countries. Linux® is the registered trademark of Linus Torvalds in the U.S. and other countries.

RED HAT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands - except per share amounts)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015
Revenue:

Subscriptions	$543,318	$457,488	$1,576,192	$1,323,807
Training and services	71,942	66,092	206,771	184,921

Total subscription, training and services revenue	615,260	523,580	1,782,963	1,508,728

Cost of revenue:

Subscriptions	40,660	32,246	116,882	93,088
Training and services	49,793	48,802	145,289	135,321

Total cost of subscription, training and services revenue	90,453	81,048	262,171	228,409

Total gross profit	524,807	442,532	1,520,792	1,280,319

Operating expense:
Sales and marketing	267,080	215,784	763,583	619,757
Research and development	122,469	104,906	358,750	304,824
General and administrative	54,485	52,965	160,439	139,462

Total operating expense	444,034	373,655	1,282,772	1,064,043

Income from operations	80,773	68,877	238,020	216,276
Interest income	3,346	2,874	10,167	8,484
Interest expense	6,009	5,817	17,820	17,265
Other income (expense), net	(1,392)	49	(1,860)	(1,398)

Income before provision for income taxes	76,718	65,983	228,507	206,097
Provision for income taxes (1)	8,775	19,135	40,607	59,768

Net income	$67,943	$46,848	$187,900	$146,329

Net income per share:
Basic	$0.38	$0.26	$1.04	$0.80
Diluted	$0.37	$0.25	$1.02	$0.78

Weighted average shares outstanding:
Basic	179,233	182,850	180,245	183,054
Diluted	182,682	186,094	183,453	186,414

(1) Provision for income taxes for the three and nine months ended November 30, 2016 includes the impact of early adoption of ASU 2016-09. ASU 2016-09 requires that the amendment related to accounting for income taxes be adopted on a prospective basis. Accordingly, the provision for income taxes for the three and nine months ended November 30, 2015 has not been adjusted. The provision for income taxes for the three and nine months ended November 30, 2016 includes the effect of discrete tax benefits of $6.2 million and $15.2 million, respectively, related to excess tax benefits from share-based compensation.

RED HAT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands)

ASSETS
	November 30,	February 29,
	2016	2016 (1)

Current assets:
Cash and cash equivalents	$916,678	$927,778
Investments in debt and equity securities	378,189	281,142
Accounts receivable, net	427,436	509,715
Prepaid expenses	156,603	150,877
Other current assets	1,666	2,921

Total current assets	1,880,572	1,872,433

Property and equipment, net	174,450	166,886
Goodwill	1,042,396	1,027,277
Identifiable intangibles, net	142,425	146,071
Investments in debt securities	676,503	786,470
Deferred tax assets, net	108,955	111,456
Other assets, net	59,792	44,506

Total assets	$4,085,093	$4,155,099

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$270,763	$284,802
Deferred revenue	1,225,421	1,272,908
Other current obligations	1,754	1,467

Total current liabilities	1,497,938	1,559,177

Convertible notes	740,153	723,942
Long term deferred revenue	482,557	449,636
Other long term obligations	92,643	87,912
Stockholders' equity:
Common stock	24	23
Additional paid-in capital	2,246,034	2,162,264
Retained earnings	1,287,188	1,099,738
Treasury stock, at cost	(2,172,326)	(1,853,144)
Accumulated other comprehensive loss	(89,118)	(74,449)

Total stockholders' equity	1,271,802	1,334,432

Total liabilities and stockholders' equity	$4,085,093	$4,155,099

(1) Derived from audited financial statements

RED HAT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

Cash flows from operating activities:
Net income	$67,943	$46,848	$187,900	$146,329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,870	19,858	63,732	56,944
Share-based compensation expense	54,741	43,407	141,373	120,466
Deferred income taxes	13,818	5,841	6,199	3,912
Excess tax benefits from share-based payment arrangements	6,362	8,756	15,497	17,987
Net amortization of bond premium on available-for-sale debt securities	3,120	3,055	9,954	8,791
Accretion of debt discount and amortization of debt issuance costs	5,453	5,279	16,211	15,697
Other	986	853	549	2,761
Changes in operating assets and liabilities net of effects of acquisitions:
Accounts receivable	(73,149)	(96,964)	86,496	64,515
Prepaid expenses	(18,897)	(9,032)	(19,387)	3,618
Accounts payable and accrued expenses	(10,775)	21,886	(30,333)	3,954
Deferred revenue	64,181	96,664	(8,865)	40,085
Other	706	1,908	(3,868)	1,567

Net cash provided by operating activities	136,359	148,359	465,458	486,626

Cash flows from investing activities:
Purchase of available-for-sale debt securities	(118,152)	(180,744)	(415,796)	(783,568)
Proceeds from sales and maturities of available-for-sale debt securities	113,759	235,931	408,469	589,131
Acquisition of businesses, net of cash acquired	-	(125,011)	(28,667)	(126,711)
Purchase of other intangible assets	(2,323)	(2,097)	(8,712)	(8,094)
Purchase of property and equipment	(17,244)	(8,486)	(50,436)	(29,458)
Other	(92)	(90)	(203)	(3,249)

Net cash used in investing activities	(24,052)	(80,497)	(95,345)	(361,949)

Cash flows from financing activities:
Proceeds from exercise of common stock options	1,205	723	3,273	3,312
Proceeds from employee stock purchase program	7,155	-	7,155	-
Purchase of treasury stock	(125,318)	(78,172)	(319,182)	(148,251)
Payments related to net settlement of employee share-based compensation awards	(25,769)	(27,879)	(63,245)	(60,816)
Payments on other borrowings	(462)	(395)	(1,368)	(1,132)
Other	(84)	(220)	829	(220)

Net cash used in financing activities	(143,273)	(105,943)	(372,538)	(207,107)

Effect of foreign currency exchange rates on cash and cash equivalents	(22,925)	(11,489)	(8,675)	(23,006)
Net decrease in cash and cash equivalents	(53,891)	(49,570)	(11,100)	(105,436)
Cash and cash equivalents at beginning of the period	970,569	991,607	927,778	1,047,473

Cash and cash equivalents at end of period	$916,678	$942,037	$916,678	$942,037

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands - except per share amounts)

Non cash share-based compensation expense included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

Cost of revenue	$4,037	$4,074	$12,396	$11,952
Sales and marketing	26,624	17,192	65,426	49,386
Research and development	13,814	13,059	38,785	35,955
General and administration	10,266	9,082	24,766	23,173
Total share-based compensation expense	$54,741	$43,407	$141,373	$120,466

Amortization of intangible assets expense included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

Cost of revenue	$4,233	$3,100	$11,701	$8,291
Sales and marketing	1,695	2,330	5,516	6,345
Research and development	34	312	103	854
General and administration	1,690	1,238	5,291	3,450
Total amortization of intangible assets expense	$7,652	$6,980	$22,611	$18,940

Non-cash interest expense related to the debt discount included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

Total non-cash interest expense related to the debt discount	$4,800	$4,664	$14,284	$13,883

Transaction costs related to business combinations included in Consolidated Statements of Operations:

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

Transaction costs related to business combinations	-	$3,792	$1,789	$3,844

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

GAAP net income	$67,943	$46,848	$187,900	$146,329

GAAP provision for income taxes	8,775	19,135	40,607	59,768

GAAP income before provision for income taxes	$76,718	$65,983	$228,507	$206,097

Add: Non-cash share-based compensation expense	54,741	43,407	141,373	120,466
Add: Amortization of intangible assets	7,652	6,980	22,611	18,940
Add: Non-cash interest expense related to the debt discount	4,800	4,664	14,284	13,883
Add: Transaction costs related to business combinations	-	3,792	1,789	3,844

Non-GAAP adjusted income before provision for income taxes	$143,911	$124,826	$408,564	$363,230

Non-GAAP provision for income taxes (1)	33,160	36,200	104,405	105,337

Non-GAAP adjusted net income (basic and diluted)	$110,751	$88,626	$304,159	$257,893

Non-GAAP adjusted diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	182,682	186,094	183,453	186,414
Dilution offset from convertible note hedge transactions	(514)	(390)	(228)	(349)
Non-GAAP diluted weighted average shares outstanding	182,168	185,704	183,225	186,065

Non-GAAP adjusted net income per share:
Basic	$0.62	$0.48	$1.69	$1.41
Diluted	$0.61	$0.48	$1.66	$1.39

(1) Non-GAAP provision for income taxes:
Non-GAAP adjusted income before provision for income taxes	$143,911	$124,826	$408,564	$363,230
GAAP estimated annual effective tax rate	27.0%	29.0%	27.0%	29.0%
Provision for income taxes on Non-GAAP adjusted net income before discrete tax benefits	$38,856	$36,200	$110,312	$105,337
Discrete tax expense (benefit), excluding discrete benefits related to share-based compensation	(5,696)	-	(5,907)	-
Provision for income taxes on Non-GAAP adjusted net income excluding discrete benefits related to share-based compensation	$33,160	$36,200	$104,405	$105,337

RED HAT, INC.
RECONCILIATION OF CERTAIN GAAP RESULTS TO NON-GAAP ADJUSTED RESULTS
(Unaudited)
(In thousands)

Reconciliation of GAAP results to non-GAAP adjusted results

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

GAAP gross profit	$524,807	$442,532	$1,520,792	$1,280,319

Add: Non-cash share-based compensation expense	4,037	4,074	12,396	11,952
Add: Amortization of intangible assets	4,233	3,100	11,701	8,291

Non-GAAP gross profit	$533,077	$449,706	$1,544,889	$1,300,562

Non-GAAP gross margin	86.6%	85.9%	86.6%	86.2%

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

GAAP operating expenses	$444,034	$373,655	$1,282,772	$1,064,043

Deduct: Non-cash share-based compensation expense	(50,704)	(39,333)	(128,977)	(108,514)
Deduct: Amortization of intangible assets	(3,419)	(3,880)	(10,910)	(10,649)
Deduct: Transaction costs related to business combinations	-	(3,792)	(1,789)	(3,844)

Non-GAAP adjusted operating expenses	$389,911	$326,650	$1,141,096	$941,036

	Three Months Ended		Nine Months Ended
	November 30,	November 30,	November 30,	November 30,
	2016	2015	2016	2015

GAAP operating income	$80,773	$68,877	$238,020	$216,276

Add: Non-cash share-based compensation expense	54,741	43,407	141,373	120,466
Add: Amortization of intangible assets	7,652	6,980	22,611	18,940
Add: Transaction costs related to business combinations	-	3,792	1,789	3,844

Non-GAAP adjusted operating income	$143,166	$123,056	$403,793	$359,526

Non-GAAP adjusted operating margin	23.3%	23.5%	22.6%	23.8%

	Three Months Ended
	November 30,	November 30,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$431,142	$373,091	15.6%
Adjustment for currency impact	(4,491)	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$426,651	$373,091	14.4%

Application development-related and other emerging technology offerings	$112,176	$84,397	32.9%
Adjustment for currency impact	(969)	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$111,207	$84,397	31.8%

GAAP subscription revenue	$543,318	$457,488	18.8%
Adjustment for currency impact	(5,460)	-
Non-GAAP subscription revenue on a constant currency basis	$537,858	$457,488	17.6%

GAAP training and services revenue	$71,942	$66,092	8.9%
Adjustment for currency impact	479	-
Non-GAAP training and services revenue on a constant currency basis	$72,421	$66,092	9.6%

GAAP total subscription, training and services revenue	$615,260	$523,580	17.5%
Adjustment for currency impact	(4,981)	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$610,279	$523,580	16.6%

	Nine Months Ended
	November 30,	November 30,	Year-Over-Year
	2016	2015	Growth Rate

GAAP subscription revenue by offering type
Infrastructure-related offerings	$1,261,359	$1,089,758	15.7%
Adjustment for currency impact	(10,066)	-
Non-GAAP Infrastructure-related subscription revenue on a constant currency basis	$1,251,293	$1,089,758	14.8%

Application development-related and other emerging technology offerings	$314,833	$234,049	34.5%
Adjustment for currency impact	(1,814)	-
Non-GAAP Application development-related and other emerging technology subscription revenue on a constant currency basis	$313,019	$234,049	33.7%

GAAP subscription revenue	$1,576,192	$1,323,807	19.1%
Adjustment for currency impact	(11,880)	-
Non-GAAP subscription revenue on a constant currency basis	$1,564,312	$1,323,807	18.2%

GAAP training and services revenue	$206,771	$184,921	11.8%
Adjustment for currency impact	2,088	-
Non-GAAP training and services revenue on a constant currency basis	$208,859	$184,921	12.9%

GAAP total subscription, training and services revenue	$1,782,963	$1,508,728	18.2%
Adjustment for currency impact	(9,792)	-
Non-GAAP total subscription, training and services revenue on a constant currency basis	$1,773,171	$1,508,728	17.5%

RED HAT, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)
(In thousands)

Change in deferred revenue balances
	Current Deferred Revenue	Long-Term Deferred Revenue	Total Deferred Revenue

Balance at November 30, 2015	$1,080,572	$406,562	$1,487,134
Constant currency change in deferred revenue (1)	138,563	73,340	211,903
Impact from foreign currency translation	6,286	2,655	8,941
Balance at November 30, 2016	$1,225,421	$482,557	$1,707,978

Year-over-year growth rate	13.4%	18.7%	14.9%
Year-over-year growth rate on a constant currency basis	12.8%	18.0%	14.2%

(1) Change in deferred revenue includes approximately $0.4 million acquired as part of business combinations.

Revenue growth by geographical segment
	Americas	EMEA	APAC	Consolidated

Total revenue for the three months ended November 30, 2016	$393,589	$132,568	$89,103	$615,260
Adjustment for currency impact	606	801	(6,388)	(4,981)
Total revenue on a constant currency basis for the three months ended November 30, 2016	$394,195	$133,369	$82,715	$610,279

Total revenue for the three months ended November 30, 2015	$342,368	$114,909	$66,303	$523,580

Year-over-year growth rate	15.0%	15.4%	34.4%	17.5%
Year-over-year growth rate on a constant currency basis	15.1%	16.1%	24.8%	16.6%

Total revenue for the nine months ended November 30, 2016	$1,144,841	$384,334	$253,788	$1,782,963
Adjustment for currency impact	6,901	(3,480)	(13,213)	(9,792)
Total revenue on a constant currency basis for the nine months ended November 30, 2016	$1,151,742	$380,854	$240,575	$1,773,171

Total revenue for the nine months ended November 30, 2015	$996,405	$320,836	$191,487	$1,508,728

Year-over-year growth rate	14.9%	19.8%	32.5%	18.2%
Year-over-year growth rate on a constant currency basis	15.6%	18.7%	25.6%	17.5%

CONTACT:
Media Contact:
Red Hat, Inc.
Stephanie Wonderlick, 571-421-8169
swonderl@redhat.com
or
Investor Relations:
Red Hat, Inc.
Tom McCallum, 919-754-4630
tmccallum@redhat.com